CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2026, relating to the financial statements and financial highlights of Centre American Select Equity Fund, Centre Global Infrastructure Fund, Horizon Active Asset Allocation Fund Horizon Active Income Fund, Horizon Active Risk Assist® Fund, Horizon Defensive Core Fund, Horizon Defined Risk Fund, Horizon Equity Premium Income Fund, Horizon Multi-Factor Small/Mid Cap Fund, Horizon Multi-Factor U.S. Equity Fund, and Horizon Tactical Fixed Income Fund, each a series of Horizon Funds, which are included in Form N-CSR for the year ended November 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 25, 2026